UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2024

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri (State or Other Jurisdiction of Incorporation)	0-16633 (Commission File Number)	43-1450818 (IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri (Address of Principal Executive Offices)	63131 (Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The Jones Financial Companies, L.L.L.P. (the "Partnership"), including the principal operating subsidiary of the Partnership, Edward D. Jones & Co., L.P. (collectively, "Edward Jones"), is disclosing certain of its results of operations related to calendar year 2023 and recent business developments. The full text of this information is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), except as shall be expressly set forth by specific reference in such filing.

Item 3.02. Unregistered Sales of Equity Securities.

On January 8, 2024, the Partnership offered subordinated limited partnership interests (the "SLP Interests"), which are fully described in the Partnership's Twenty-Second Amended and Restated Agreement of Registered Limited Liability Limited Partnership, dated August 15, 2023 (which was filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K on August 16, 2023). The Partnership issued the SLP Interests pursuant to Section 4(a)(2) under the Securities Act, in a privately negotiated transaction and not pursuant to a public offering or solicitation, to current general partners and retiring general partners of the Partnership for an aggregate price of $63,837,710.

Item 8.01. Other Events.

Effective January 8, 2024, the Managing Partner appointed Keir Gumbs, General Counsel, age 49, to the Partnership’s Enterprise Leadership Team and Audit Committee.

Mr. Gumbs joined Edward Jones in November 2023 as General Counsel, with responsibility for leading Legal and Compliance, and became a general partner of the Partnership on January 1, 2024. Prior to joining Edward Jones, Mr. Gumbs was Chief Legal Officer for Broadridge Financial Solutions (“Broadridge”) for two years, responsible for overseeing its Legal, Compliance and Physical Security teams and co-leading Regulatory and Government Affairs. Mr. Gumbs was also an executive member of Broadridge’s ESG Committee and its Executive Diversity Council, executive sponsor of Broadridge’s Women’s Leadership Forum, trustee of Broadridge’s charitable foundation, and a member of the board of directors of Broadridge’s Political Action Committee.

Prior to his experience at Broadridge, Keir spent three years at Uber Technologies, Inc. (“Uber”), most recently serving as the Vice President, Deputy General Counsel and Deputy Corporate Secretary, where he oversaw the legal teams supporting Uber’s Payments, M&A, Finance, Real Estate and Commercial Transactions, Corporate Governance, Marketing, ESG, and Capital Markets functions.

Before joining Uber, Mr. Gumbs spent 13 years at the law firm Covington & Burling LLP, including serving as a Partner and Co-chair of its Securities Practice, specializing in securities and governance matters. Mr. Gumbs’ career also includes six years with the U.S. Securities & Exchange Commission (“SEC”), including serving as Counsel to an SEC Commissioner, Special Counsel in the SEC’s Office of Chief Counsel and staff attorney in the SEC’s division of Corporate Finance.

Mr. Gumbs does not have any family relationship to any executive officer of the Partnership.

Additionally, Timothy Rea, Chief Experience, Brand and Marketing Officer, general partner of the Partnership and member of the Partnership’s Enterprise Leadership Team, has announced his intention to retire effective on December 31, 2024.

Mr. Rea joined Edward Jones as principal responsible for the Marketing division in 2016. As Chief Experience, Brand and Marketing Officer, Mr. Rea is responsible for Edward Jones' insights and experience capabilities, as well as marketing, advertising and brand management. Mr. Rea also chairs the Global Retail Marketing Association’s advisory board for Financial and Insurance Services and serves on the St. Louis American Heart Association board of directors.

Mr. Rea will continue to serve in his current role until his planned retirement at the end of 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Certain results of operations related to calendar year 2023 disclosed by the Partnership on January 12, 2024.

101 Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Certain results of operations related to calendar year 2023 disclosed by the Partnership on January 12, 2024.
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.
Date: January 12, 2024	By: /s/ Andrew T. Miedler
Name: Andrew T. Miedler
Title: Chief Financial Officer